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John Hancock Funds II
(Name of Registrant as Specified in Its Charter)

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JOHN HANCOCK FUNDS II
601 Congress Street
Boston, Massachusetts 02210-2805

March 19, 2014

Dear Shareholders:

Enclosed is the Information Statement of John Hancock Funds II (“JHF II”) regarding a new subadvisory agreement with Dimensional Fund Advisors LP (“DFA”) for China Emerging Leaders Fund (the “Fund”).  DFA succeeded Atlantis Investment Management (Hong Kong) Ltd. (“Atlantis”) as subadvisor to the Fund, effective December 19, 2013. Under the new subadvisory agreement, DFA provides, as Atlantis formerly provided, asset management services to the Fund.

The Board of Trustees of JHF II approved the new subadvisory agreement with DFA. The new subadvisory agreement with DFA is not expected to result in any reduction in the level or quality of subadvisory services provided to, and does not result in any increase in the advisory or subadvisory fee rates for, the Fund.

Please note that JHF II is not required to obtain shareholder approval, and We Are Not Asking for a Proxy and You are Requested Not To Send Us a Proxy, with respect to this subadvisor change.  The enclosed Information Statement provides information about the new subadvisory agreement and DFA.

If you have any questions regarding the Information Statement, please contact a John Hancock Funds Customer Service Representative at 1-800-225-5291.

Sincerely,

/s/ THOMAS M. KINZLER
Thomas M. Kinzler
Secretary
John Hancock Funds II

JOHN HANCOCK FUNDS II
601 Congress Street
Boston, Massachusetts 02210-2805

INFORMATION STATEMENT
NEW SUBADVISORY AGREEMENT
FOR CHINA EMERGING LEADERS FUND

INTRODUCTION

This Information Statement details a recent subadvisor change relating to China Emerging Leaders Fund (the “Fund”), a series of John Hancock Funds II (“JHF II” or the “Trust”).  At a meeting held on December 16-18, 2013, the Board of Trustees of the Trust (the “Board” or “Trustees”), including all the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust or its investment advisor(the “Independent Trustees”) unanimously approved a new subadvisory agreement appointing Dimensional Fund Advisors LP (“DFA”) to serve as the new subadvisor to the Fund.  At the same time, the Board approved the termination of Atlantis Investment Management (Hong Kong) Ltd. (“Atlantis”) as subadvisor to the Fund.  These changes became effective on December 19, 2013.  A discussion of the Board’s determination to appoint DFA as the Fund’s subadvisor is provided in the “Board Consideration of New Subadvisory Agreement” section below.

JHF II. JHF II is a no-load, open-end management investment company, commonly known as a mutual fund, registered under the 1940 Act. The shares of JHF II are divided into separate series or funds, including the Fund.

Investment Management. Effective January 1, 2014, John Hancock Advisers, LLC (“JHA”) replaced John Hancock Investment Management Services, LLC (“JHIMS”) as the Fund’s investment advisor. JHIMS and JHA have identical officers, directors, and other personnel, and share common facilities and resources. In this Information Statement, depending on the context, the term “Advisor” refers either to JHA in its current capacity as the Fund’s investment advisor, or to JHIMS in its capacity as investment advisor prior to January 1, 2014.

Pursuant to an investment advisory agreement with JHF II, the Advisor is responsible for, among other things, administering the business and affairs of JHF II and selecting, contracting with, compensating and monitoring the performance of the investment subadvisor that manages the investment of the assets of the Fund or provides other subadvisory services pursuant to a subadvisory agreement with the Advisor. The Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Distributor. John Hancock Funds, LLC (the “Distributor”) serves as JHF II’s distributor.

The offices of the Advisor and the Distributor are located at 601 Congress Street, Boston, Massachusetts 02210. Their ultimate parent entity is Manulife Financial Corporation (“MFC”), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as “Manulife Financial” in Canada and Asia and primarily as “John Hancock” in the United States.

Pursuant to an exemptive order (the “Order”) received from the Securities and Exchange Commission (“SEC”), the Advisor is permitted to appoint a new subadvisor for a fund or change the terms of an existing subadvisory agreement (including subadvisory fees) solely with Board approval, subject to certain conditions, and without obtaining shareholder approval, provided that the subadvisor is not an affiliate of the Advisor. Because the new subadvisory agreement described in this Information Statement does not involve a subadvisor that is affiliated with the Advisor, pursuant to the Order, JHF II is not required to obtain shareholder approval, We Are Not Asking for a Proxy and You are Requested Not To Send Us a Proxy, with respect to this subadvisor change.

Annual and Semi-Annual Reports. JHF II will furnish, without charge, a copy of its most recent annual report and semi-annual report to any shareholder upon request. To obtain a report, please call JHF II at 1-800-225-5291.

NEW SUBADVISORY AGREEMENT
FOR CHINA EMERGING LEADERS FUND

As described in more detail in the introduction, at its in-person meeting held on December 16-18, 2013, the Board approved a new subadvisory agreement appointing DFA as subadvisor for the Fund, replacing the Fund’s former subadvisor, Atlantis.

Under the new subadvisory agreement, and as more fully described below, DFA provides, as Atlantis formerly provided, asset management services for the Fund.  The new subadvisory agreement is not expected to result in any reduction in the level or quality of subadvisory services provided to, or any increase in the advisory or subadvisory fee rates for, the Fund. In order to accommodate DFA’s management of the Fund’s assets, the Fund’s non-fundamental investment policies were revised, as discussed below. The new subadvisory agreement with DFA is dated December 19, 2013.  The prior subadvisory agreement with Atlantis, dated December 28, 2011, as amended, was most recently approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting on May 16-17, 2013 in connection with its annual review and continuance of such agreements.

DFA

DFA is a Delaware limited partnership that is registered as an investment advisor under the Advisers Act.  The principal offices of DFA are located at 6300 Bee Cave Road, Building One, Austin, Texas, 78746.

New Subadvisory Agreement

The principal responsibilities of DFA under the new subadvisory agreement, and of Atlantis under the prior subadvisory agreement, are substantially similar. The subadvisor manages the day-to-day investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Advisor, and formulates a continuous investment program for the Fund consistent with its investment objective and policies.  The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. Certain terms of the agreements, including certain differences, are described below.

Subadvisor Compensation. As compensation for their services under the new and prior subadvisory agreements, DFA is paid, and Atlantis was paid, a subadvisory fee with respect to the Fund. Subadvisory fees are calculated and accrued daily based upon the Fund’s Aggregate Net Assets (as defined below), and the sum of the daily fee accruals is paid monthly in arrears.  Under both agreements, the subadvisory fee accrued each calendar day is calculated by applying the annual percentage rates (including breakpoints) to the Aggregate Net Assets and dividing by 365 (366 in a leap year). Under both the new and the prior subadvisory agreements, the "Aggregate Net Assets” of the Fund consist of the net assets of the Fund and the net assets of certain other John Hancock portfolios to which DFA or Atlantis, respectively, act as a subadvisor, as indicated in the Subadvisory Agreement.  Neither DFA nor Atlantis serves as subadvisor to such a portfolio.  Subadvisory fees are paid by the Advisor, not by the Fund. There will be no increase in the advisory fees paid by the Fund as a consequence of the new subadvisory agreement.

Changes in Non-Fundamental Investment Policies

In connection with approving the new subadvisory agreement with DFA for the Fund, the Board also approved changing certain non-fundamental investment policies of the Fund to accommodate DFA’s management of the Fund. Changes to the Fund’s amended investment policies include the method that DFA uses in selecting securities for investment by the Fund. As amended, in selecting securities for investment by the Fund, DFA will use a market-capitalization approach.  Under this approach, DFA will generally invest the Fund’s assets in securities that meet a minimum market capitalization threshold (as of November 30, 2013, this threshold was $3.9 billion), which will be measured as the number of the company’s shares outstanding times it price per share.  DFA will not utilize “fundamental” securities research techniques in identifying securities selections.  Even though a security may meet the market-capitalization threshold, the security may be excluded for one or more reasons.  For example, if in DFA’s judgment, the issuer of a security may be considered to be in extreme financial difficulty or a material portion of the issuer’s securities may be closely held and not likely available to support market liquidity. DFA may also (1) at times invest a significant portion of the Fund’s assets in exchange-traded futures contracts that are linked to the performance of a Chinese equity market index; and (2) use foreign currency forward contracts in certain circumstances.  For additional information about the Fund’s investment policies, refer to the supplement to the Fund’s registration statement that was filed with the SEC on or about December 18, 2013.

Board Consideration of New Subadvisory Agreement

At its meeting on December 16-18, 2013, the Board, including all of the Independent Trustees, approved the subadvisory agreement appointing DFA as the new subadvisor to the Fund, replacing Atlantis.

The Board, including the Independent Trustees, is responsible for approving the Advisor’s selection of fund subadvisors and approving the Fund’s subadvisory agreements, their periodic continuation and any amendments. Consistent with SEC rules, the Board regularly evaluates JHF II’s subadvisory arrangements, including consideration of the factors listed below. The Board also may consider other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and does not treat any single factor as determinative, and each Trustee may attribute different weights to different factors. The Board is furnished with an analysis of its fiduciary obligations in connection with its evaluation and, throughout the evaluation process, the Board is assisted by counsel for JHF II and the Independent Trustees are also separately assisted by independent legal counsel. The factors considered by the Board with respect to each fund are:

●	the nature, extent and quality of the services to be provided by the subadvisor to the Fund;
●	the investment performance of the Fund and its subadvisor;
●
the extent to which economies of scale would be realized as the Aggregate Net Assets on which the Fund’s fee is based might grow and whether fee levels reflect these economies of scale for the benefit of Fund shareholders;

●	the costs of the services to be provided and the profits to be realized by the subadvisor from its relationship with JHF II; and
●	comparative services rendered and comparative subadvisory fee rates.

With respect to its evaluation of subadvisory agreements with entities that are not affiliated with the Advisor, the Board believes that, in view of JHF II’s role as a “manager-of-managers” in accordance with the Order, the costs of the services to be provided and the profits to be realized by those subadvisors that are not affiliated with the Advisor from their relationship with JHF II, generally, are not a material factor in the Board’s consideration of these subadvisory agreements because such fees are paid to subadvisors by the Advisor and not by the funds and because the Board relies on the ability of the Advisor to negotiate such subadvisory fees at arm’s-length.

In evaluating subadvisory arrangements, the Board also considers other material business relationships that unaffiliated subadvisors and their affiliates have with the Advisor or its affiliates, including the involvement by certain affiliates of certain subadvisors in the distribution of financial products, including shares of JHF II, offered by the Advisor and other affiliates of the Advisor (“Material Relationships”).

In making its determination and with reference to the factors that it considered, the Board reviews:

●	information relating to the subadvisor’s business, including current subadvisory services to JHF II (and other funds in the John Hancock family of funds);
●	the performance of the Fund and the performance of other funds (including but not limited to other funds in the John Hancock family of funds) that are managed by the subadvisor;
●	the subadvisory fee for the Fund, including any breakpoints; and
●	information relating to the nature and scope of Material Relationships and their significance to the Advisor and the subadvisor.

Particular considerations of the Board at the December 16-18, 2013 meeting in approving the new subadvisory agreement with DFA for the Fund included the following:

●
DFA has demonstrated skills as a manager, is currently the subadvisor to multiple funds of the Trust and John Hancock Variable Insurance Trust, and may be expected to provide a high quality of investment management services and personnel to the Fund;

●	DFA has demonstrated, as subadvisor to other John Hancock funds and portfolios, significant experience in trading international securities.
●	the subadvisory fees for the Fund are paid by the Advisor, not the Fund, and approval of the new subadvisory agreement will not result in any change in the advisory fees for the Fund;
●
the subadvisory fee rates under the new subadvisory agreement with DFA are the same as the rates under the prior subadvisory agreement with Atlantis.  In addition, the subadvisory fee rates with respect to the Fund under the new subadvisory agreement are the product of arms-length negotiation between the Advisor and DFA and within industry norms, and the subadvisory fee is paid by the Advisor and not by the Fund;

Additional Information About DFA

DFA is organized as a Delaware limited partnership. Its general partner is Dimensional Holdings Inc., which together with Dimensional Holdings LLC (a wholly owned subsidiary of Dimensional Holdings Inc.) owns more than 97% of the partnership interest of DFA.  David G. Booth, chairman and co‐chief executive officer of DFA, is a principal owner of Dimensional Holdings Inc.  The other owners primarily include DFA employees and directors. Mr. Booth’s business address is c/o Dimensional Fund Advisors LP, 6300 Bee Cave Road, Building One, Austin, Texas, 78746.  Karen E. Umland, Joseph H. Chi, Jed S. Fogdall and Henry F. Gray are primarily responsible for the day-to-day management of the Fund’s assets.

During the last fiscal year, the Fund did not pay commissions to any affiliated broker of the Fund.

Management of DFA.  The names and principal occupations of the principal executive officers and directors of DFA are listed below.  The business address of each such person is c/o 6300 Bee Cave Road, Building One, Austin, Texas, 78746.

Name	Principal Occupation
David Gilbert Booth	Chairman, President and Co-Chief Executive Officer
Catherine Lee Newell	Vice President, Chief Legal Officer and Secretary
Christopher Scott Crossan	Global Chief Compliance Officer, Chief Compliance Officer and Vice President
Patrick Michael Keating	Vice President, Chief Operating Officer
David Robert Martin	Vice President, Chief Financial Officer and Treasurer
Eduardo Augusto Repetto	Director, Co-Chief Executive Officer and Chief Investment Officer

Similar Investment Companies Managed by DFA. DFA does not, and as of December 31, 2013 did not, act as advisor or subadvisor to registered investment companies or series thereof having investment objectives and policies similar to those of the Fund.

Description of Prior and New Subadvisory Agreements

The terms of the prior and new subadvisory agreements are substantially similar and are described generally below.  For convenience, and except when noting differences between the agreements, the agreements are collectively referred to as the “subadvisory agreement,” and DFA and Atlantis generally are collectively referred to as the “subadvisor.”

Duties of the Subadvisor.  Subject to the supervision of the Board and the Advisor, the subadvisor manages the investment and reinvestment of the assets of the Fund, and formulates a continuous investment program for the Fund consistent with its investment objective and policies, as described in the then current registration statement of JHF II. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. At its expense, the subadvisor furnishes all necessary investment and management facilities, including salaries of personnel required for it to execute its duties faithfully. The subadvisor also furnishes administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund (excluding determination of net asset value and shareholder accounting services).  In addition, the subadvisor maintains all accounts, books and records with respect to actions by the subadvisor on behalf of the Fund as are required to be maintained by an investment advisor to a registered investment company under the 1940 Act, the Advisers Act, and the rules thereunder.

The subadvisor selects brokers and dealers to effect all transactions, places all necessary orders with brokers, dealers, or issuers and negotiates brokerage commissions if applicable.  The subadvisor is directed at all times to seek to execute brokerage transactions for the Fund in accordance with such policies or practices as may be established by the Trustees and described in the Trust’s registration statement, as amended. The subadvisor may pay a broker-dealer that provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadvisor determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the subadvisor's overall responsibilities with respect to accounts managed by the subadvisor.  The subadvisor may use for the benefit of its other clients, or make available to companies affiliated with the subadvisor or its directors for the benefit of its clients, any such brokerage and research services that the subadvisor obtains from brokers or dealers, as described above.

Term.  The subadvisory agreement initially continues in effect for a period of no more than two years from the later of the date of its execution or its approval by the Board and thereafter only if such continuance is specifically approved at least annually either: (a) by the Trustees; or (b) by the vote of a “majority of the outstanding voting securities” of the Fund (as defined by the 1940 Act).  In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve such continuance.

The new subadvisory agreement with DFA, but not the prior subadvisory agreement with Atlantis, includes the following provision:  If the outstanding voting securities of the Fund fail to approve any continuance of the subadvisory agreement, the subadvisor will continue to act as subadvisor with respect to the Fund, pending the required approval of the continuance of the agreement or a new agreement with either the subadvisor or a different subadvisor, or other definitive action, provided, that the compensation received by the subadvisor in respect of the Fund during such period is in compliance with Rule 15a-4 under the 1940 Act.

Termination.  The subadvisory agreement provides that it may be terminated at any time, without the payment of any penalty, by the Trustees, by the vote of a majority of the outstanding voting securities of the Trust, or with respect to the Fund, by the vote of a majority of the outstanding voting securities of the Fund, on sixty days’ written notice to the Advisor and the subadvisor, or by the Advisor or subadvisor on sixty days’ written notice to the Trust and the other party. This Agreement will terminate automatically, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act) or in the event the Advisory Agreement between the Advisor and the Trust terminates for any reason.

Amendments.  The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by the vote of a majority of the Trustees and by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.  Any required shareholder approval of any amendment will be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve the amendment.  The new subadivosry agreement with DFA, but not the prior subadvisory agreement with Atlantis contains the additional clarification that such shareholder approval shall be sufficient, even if the amendment may not have been approved by a majority of the outstanding voting securities of: (a) any other fund affected by the amendment; or (b) all of the funds of JHF II.

As described above, pursuant to the Order and with respect to subadvisors that are not affiliates of JHF II or the Advisor, the Advisor is permitted to appoint a new unaffiliated subadvisor for the Fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval.  JHF II, therefore, is able to engage non-affiliated subadvisors from time to time without the expense and delays associated with holding a meeting of shareholders.

Liability of Subadvisor.  The liability of the subadvisor in the new subadvisory agreement with DFA is substantively similar, but contains certain differences from the prior subadvisory agreement   The new subadvisory agreement with DFA provides that DFA, its affiliates and each of their directors, officers and employees shall not be liable to the Advisor or JHF II for any error of judgment or mistake of law or for any loss suffered by the Advisor or JHF II in connection with the matters to which the new subadvisory agreement relates except for losses resulting from willful misfeasance, bad faith or gross negligence in the performance of, or from the reckless disregard of, DFA’s duties or the duties of any director of DFA.

The prior subadvisory agreement with Atlantis provided that neither Atlantis nor any of its directors, officers or employees shall be liable to the Advisor or JHF II for any losses suffered by the Advisor or the Fund resulting from its acts or omissions as subadvisor to the Fund, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from the reckless disregard of, the duties of Atlantis’ duties, or the duties of any Atlantis’ directors, officers, or employees.

Consultation with Subadvisors to the Fund. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadvisor from consulting with the following entities concerning transactions for a fund in securities or other assets: (a) other subadvisors to the Fund; (b) other subadvisors to another fund in the Trust; and (c) other subadvisors to funds under common control with the Fund.

Confidentiality of JHF II Portfolio Holdings.  The subadvisor is required to treat JHF II portfolio holdings as confidential in accordance with the Trust’s “Policy Regarding Disclosure of Portfolio Holdings,” as such policy may be amended from time to time, and prohibit its employees from trading on any such confidential information.

Compliance Policies.  The subadvisor agrees to provide the Advisor with its written policies and procedures (“Compliance Policies”) as required by Rule 206(4)-7 under the Advisers Act.  Throughout the term of the agreement, the subadvisor, will provide the Advisor with information relating to various compliance matters including material changes in the Compliance Policies and information and access to personnel and resources that the Advisor may reasonably request to enable JHF II to comply with Rule 38a-1 under the 1940 Act.